NEWS RELEASE

Kaman Corporation Bloomfield, CT USA P (860) 243-7100 www.kaman.com

KAMAN DISTRIBUTION COMPLETES ACQUISITION OF B.W. ROGERS

BLOOMFIELD, Connecticut (April 28, 2014) - Kaman Corporation (NYSE:KAMN) announced today the completion of the acquisition of the operating assets of B.W. Rogers Company and certain affiliated entities (collectively, B.W. Rogers) by its Distribution Segment, acting through its subsidiary, Kaman Fluid Power, LLC.  Terms of the transaction were not disclosed.

The acquisition of B.W. Rogers expands Kaman’s capabilities in both the fluid power and automation & motion control product areas.  B. W. Rogers, which operates from twenty-one locations in seven states from the Northeast to the Midwest, is a tri-motion distributor of Parker Hannifin motion and control products and represents many other premium manufacturers.  Approximately 240 former B. W. Rogers’ employees have joined Kaman.  The acquired operations of B.W. Rogers had 2013 sales of approximately $100 million.

Steve Smidler, President of Kaman Distribution Group, stated, "Since we announced this transaction earlier this year we have had the opportunity to meet a broader cross section of the B.W. Rogers’ team.  We remain impressed with their enthusiasm, market and product knowledge, and operational capabilities.  The B. W. Rogers acquisition provides us with growth opportunities in new geographies and the steel, life sciences, shale gas, and automotive end markets.  It is a great addition to our fluid power and automation, control and energy product platforms.”

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the industrial distribution and aerospace markets.  The company is a leading distributor of industrial parts, and operates more than 200 customer service centers and five distribution centers across North America.  Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation, and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management.  The company produces and/or markets widely used proprietary aircraft bearings and components; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; aerostructure engineering design analysis and FAA certification services; safe and arm solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; and support for the company’s SH-2G Super Seasprite maritime helicopters and K-MAX medium-to-heavy lift helicopters.  More information is available at www.kaman.com.

Cautionary Statement on Risks Associated with Kaman Corporation (“Kaman”) Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “target,” “goal,” “project,” “anticipate,” “predict,” “intend,” “plan,” “estimate,” “may,” “will,” “should,” “could” and similar expressions and their negatives are intended to identify such statements. Forward-looking statements are not guarantees of future performance, anticipated trends or growth in businesses, or other characterizations of future events or circumstances and are to be interpreted only as of the date on which they are made. Neither Kaman nor any other person undertakes any obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially and adversely from those anticipated in these forward-looking statements for many reasons, including the risks faced by Kaman described in documents filed with the Securities and Exchange Commission (“SEC”) from time to time. Kaman’s SEC filings can be accessed through the Investor Relations section of our website, http://www.kaman.com, or through the SEC’s EDGAR Database at http://www.sec.gov (Kaman has EDGAR CIK No. 0000054381).

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Contacts:
Eric Remington	David Mayer
Vice President, Investor Relations	Vice President, Marketing & Services
Kaman Corporation	Kaman Industrial Technologies Corporation
(860) 243-6334	(860) 687-5185
eric.remington@kaman.com	dave.mayer@kaman.com